Exhibit 21
                                 THERMEDICS INC.

                          Subsidiaries of the Registrant

   As of February 28, 1997, the Registrant owned the following subsidiaries:

                                                     STATE OR
                                                   JURISDICTION    PERCENT
                        NAME                             OF           OF
                                                   INCORPORATION   OWNERSHIP
   --------------------------------------------------------------------------
           Orion Foreign Sales Corp.              U.S. Virgin        100
                                                  Islands
           Orion Research Limited                 United Kingdom     100

           Orion Research Puerto Rico, Inc.       Delaware           100
         Corpak Inc.                              Massachusetts      100
           Walpak Company                         Illinois           100
         Orion Research, Inc.                     Massachusetts      100
         Russell pH Limited                       Scotland           100
         Thermedics Detection Inc.                Massachusetts     93.60
           Rutter & Co.                           Netherlands        100
              Rutter Instrumentation S.A.R.L.     France              90
              Systech B.V.                        Netherlands         50
           ThermedeTec Corporation                Delaware           100
              Thermedics Detection de Argentina   Argentina          100
               S.A.
              (1% of which shares are owned
               directly by Thermedics Detection
               Inc.)
              Thermedics Detection de Mexico,     Mexico             100
               S.A. de C.V.
              Thermedics Detection GmbH           Germany            100
              Thermedics Detection Limited        United Kingdom     100
              Thermedics Detection Scandinavia    Norway             100
               AS
         Thermo Sentron Inc.                      Delaware          73.42
         (additionally, 2.53% of the shares are
          owned directly by The Thermo Electron
          Companies Inc.)
           Ramsey France S.A.R.L.                 France             100
           Ramsey Ingenieros S.A.                 Spain              100
           Ramsey Italia S.R.L.                   Italy              100
              Tecno Europa Elettromeccanica       Italy              100
               S.R.L.
           Ramsey Technology Inc.                 Massachusetts      100
              Xuzhou Ramsey Technology Co.,       China              50*
               Limited
           Thermo Sentron Australia Pty. Ltd..    Australia          100
           Thermo Sentron B.V.                    Netherlands        100
           Thermo Sentron Canada Inc.             Canada             100
           Thermo Sentron GmbH                    Germany            100
           Thermo Sentron Limited                 United Kingdom     100
              Hitech Electrocontrols Limited      United Kingdom     100
                Hitech Licenses Ltd.              United Kingdom     100
                Hitech Metal Detectors Ltd.       United Kingdom     100
           Thermo Sentron SEC Corporation         Massachusetts      l00
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                                 THERMEDICS INC.

                          Subsidiaries of the Registrant

                                                     STATE OR
                                                   JURISDICTION    PERCENT
                        NAME                             OF           OF
                                                   INCORPORATION   OWNERSHIP
  ---------------------------------------------------------------------------
           Thermo Sentron (South Africa) Pty.     South Africa       100
            Ltd.
         TMD Securities Corporation               Massachusetts      100
           Thermo Cardiosystems Inc.              Massachusetts     53.66
           (additionally, .13% of the shares
            are owned directly by The Thermo
            Electron Companies Inc.)
              Nimbus Inc.                         Massachusetts      100
              TCA Securities Corporation          Massachusetts      100
           Thermo Voltek Corp.                    Delaware          52.47
           (additionally, .53% of the shares
            are owned directly by The Thermo
            Electron Companies Inc.)
              Comtest Europe B.V.                 Netherlands        100
                Comtest Instrumentation, B.V.     Netherlands        100
                Comtest Italia S.R.L.              Italy             100
                Comtest Limited                   United Kingdom     100
              TVL Securities Corporation          Delaware           100
              UVC Realty Corp.                    New York           100

   * Joint Venture/Partnership